Exhibit 1.1

GREAT ELM CAPITAL CORP.

$28,375,000 6.50% Notes Due 2022

UNDERWRITING AGREEMENT

September 13, 2017

Janney Montgomery Scott LLC

As representative of the several underwriters named in Exhibit A

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Great Elm Capital Corp., a Maryland corporation (the “Company”), and Great Elm Capital Management, Inc., a Delaware corporation (the “Adviser”), each confirms with Janney Montgomery Scott LLC (“Janney”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 8 hereof), for whom Janney is acting as the representative (in such capacity, the “Representative”) with respect to the issuance and sale by the Company of $28,375,000 aggregate principal amount (the “Initial Securities”) of the Company’s 6.50% Notes due 2022, and the purchase by the Underwriters, acting severally and not jointly, of the respective aggregate principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase all or any part of an additional $4,256,250 aggregate principal amount (the “Option Securities”) of the Company’s 6.50% Notes due 2022 solely to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”

The Company has entered into an investment advisory and management agreement, dated as of September 27, 2016 (the “Investment Advisory Agreement”), with the Adviser.  The Company has entered into an administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), with the Adviser.

The Securities will be issued under an indenture (the “Base Indenture”), as supplemented by a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be dated on or about September 18, 2017, between the Company and American Stock & Trust Company, LLC, trustee (the “Trustee”). The Securities will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC, pursuant to a blanket letter of representations, dated August 11, 2017 (the “DTC Agreement”), between the Company and DTC.

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-219574), which registers the offer and sale of the Securities.  The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on September 13, 2017 and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act (“Rule 497”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act, and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became

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effective on September 13, 2017 is hereinafter referred to as the “Preliminary Prospectus.” “Prospectus” means the prospectus containing all information omitted from the Preliminary Prospectus pursuant to Rules 430A under the 1933 Act which will be filed with the Commission pursuant to Rule 497. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 497 and prior to the termination of the offering of the Securities by the Underwriters.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1.Representations and Warranties of the Company. The Company and the Adviser, jointly and severally, represent and warrant to and agree with the Underwriters as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (as such terms are defined in Sections 1(a), 3(c) and 3(b), respectively, hereof), as follows:

(a)Registration Statement; Misstatements and Omissions.  A registration statement on Form N-2 (File No. 333- 219574) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time, the Preliminary Prospectus and the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As of the date set forth on its cover page (solely in the case of the Prospectus), the Closing Date and each Option Closing Date, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 4:45 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act.  At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time, the Closing Date and each Option Closing Date (if any), the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein.

(b)Incorporation and Good Standing of the Company. The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (i) the business, assets, prospects, properties, financial condition or results of operations of the Company and its affiliates, taken as a whole, or (ii) the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities and the DTC Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”)).

(c)Incorporation and Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of such Subsidiary's business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d)Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(e)Authorization of Indenture.  The Indenture (including the First Supplemental Indenture) has been duly authorized, and at the Closing Date, will be executed and delivered by the Company and when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”).

(f)Authorization of DTC Agreement.  The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the Enforceability Exceptions.

(g)Authorization and Description of the Securities.  The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto.  The Securities and the Indenture will conform in all material respect to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)Qualification of Indenture.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(i) Capital Stock.  The Company has the authorized equity capitalization set forth under the caption “Capitalization” in the Registration Statement.  All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

(j)No Violation of Existing Laws or Instruments. Except as disclosed in Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or its Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time, the Closing Date and any Option Closing Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Company or the applicable Subsidiary, (ii) any U.S. and non-U.S. law, rule or regulation applicable to the Company or the applicable Subsidiary, (iii) any order, judgment or decree applicable to the Company or the applicable Subsidiary, or by which any  property or asset of the Company or the applicable Subsidiary may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults that would not reasonably be expected to have a Material Adverse Effect.

(k)     No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Company, (ii) conflict with or violate any U.S. and non-U.S. law, rule or regulation applicable to the Company, (iii) any order, judgment or decree applicable to the Company or by which any property or asset of the Company is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults would not reasonably be expected to have a Material Adverse Effect.

(l)No Further Authorizations or Approvals Required. No applicable judgments, decrees, consents, authorizations, approvals, orders, exemptions, registrations, qualifications or other actions of, or filing with or notice to, any governmental authority, the Commission or any other U.S. or non-U.S. regulatory or governmental authority (collectively “Approvals”) are required in connection with the execution and delivery by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) those that have been made or obtained and (iii) filings as may be required (x) by the Financial Industry Regulatory Authority (“FINRA”); (y) required by the NASDAQ Global Select Market (“NASDAQ”) in connection with the listing of the Securities; or (z) necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws.

(m)No Material Changes.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets, or in the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) any transaction that is material to the Company or its Subsidiaries, taken as a whole, planned or entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or its Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries  or (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(n)No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened in writing against the Company before or brought by any court or other governmental authority or arbitration board or tribunal, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)Descriptions of Proceedings. All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required.

(p)Independent Accountants.  Each of Deloitte & Touche LLP and RSM US LLP, each of whom has certified certain financial statements of the Company or Full Circle Capital Corporation filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”).

(q)Preparation of Financial Statements. The financial statements (including the related notes) of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements under the 1933 Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s)Internal Control Over Financial Reporting. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

(t)Intellectual Property Rights. The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, or if such Intellectual Property Rights are not possessed such absence would not reasonably be expected to result in a Material Adverse Effect. The expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which (if subject to any unfavorable decision, ruling or finding or invalidity or unenforceability), singly or in the aggregate, would result in a Material Adverse Effect.

(u)All Necessary Permits, etc. The Company and each of its Subsidiaries possess such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(v)Title to Property. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(w)Tax Law Compliance.  The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in its financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(x)Insurance. Each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(y) Company Not an “Investment Company”. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”), and the rules and regulations of the Commission thereunder.

(z)ERISA Compliance. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(aa)Employees. Other than PE Facilities Solutions, LLC, neither the Company nor any of its Subsidiaries has any employees.

(bb)Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company's affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc)Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending.

(dd)Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)Portfolio Companies. Other than due to the acquisition or disposition of investments in the ordinary course of the Company’s business since June 30, 2017, the Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements (each, a “Portfolio Company Agreement”) evidencing the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “The Company—Our Portfolio at June 30, 2017” with corporations or other entities (each, a “Portfolio Company”).  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, (i) the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies and (ii) other than the Portfolio Companies and investments acquired in the ordinary course of the Company’s business since June 30, 2017, the Company does not own any investments.

(gg)1940 Act Compliance.  The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.  This Agreement is not subject to the procedural requirements of Section 15 of the 1940 Act.

(hh)BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.  As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(ii)RIC Status.  The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code.  The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(jj)Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(kk) Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act and the 1940 Act.

(ll)No Stabilization.  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Securities on NASDAQ in accordance with Regulation M under the Exchange Act.

(mm)Data.  The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(nn)Sales Material.  Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities (collectively, “Sales Material”) do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complies and will comply in all material respects with the applicable requirements of the 1933 Act (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

Any certificate signed by any officer of the Company or the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser (as applicable) to the Underwriters as to the matters covered thereby.

2.Representations and Warranties of the Adviser. The Adviser represents and warrants to the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date, and agrees with the Underwriters as follows:

(a)Incorporation and Good Standing of the Adviser. The Adviser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (1) the business, assets, prospects, properties, financial condition or results of operation of the Adviser or (2) the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement (an “Adviser Material Adverse Effect”).

(b) No Material Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Adviser, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) any transaction that is material to the Adviser planned or entered into by the Adviser or (B) any obligation, direct or contingent, that is material to the Adviser and its subsidiaries, incurred by the Adviser, except obligations incurred in the ordinary course of business.

(c)No Violation of Existing Laws or Instruments. The Adviser is not and, with the giving of notice or lapse of time or both, will it not be as of the Applicable Time, the Closing Date and any Option Closing Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Adviser, (ii) any U.S. and non-U.S. law, rule or regulation applicable to the Adviser, (iii) any order, judgment or decree applicable to the Adviser, or by which any property or asset of the Adviser may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(d)     No Conflicts. The execution, delivery and performance by the Adviser of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Adviser, (ii) conflict with or violate any U.S. and non-U.S. law, rule or regulation applicable to the Adviser, (iii) any order, judgment or decree applicable to the Adviser or by which any property or asset of the Adviser is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Adviser is a party or by the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults would not reasonably be expected to have an Adviser Material Adverse Effect.

(e)No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Adviser, threatened in writing against the Adviser before or brought by any court or other governmental authority or arbitration board or tribunal which (1) is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein) or (2) might individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect or a material adverse effect on the power or ability of the Adviser perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)No Further Authorizations or Approvals Required. No Approvals are required in connection with the execution and delivery by the Adviser of this Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in an Adviser Material Adverse Effect and (ii) those that have been made or obtained.

(g)Advisers Act.  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(h)Description of Adviser.  The descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)   Due Authorization.  This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law)

(j)   Information Technology.  The Adviser maintains data processing, communications and other technology systems sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Adviser has adopted policies and procedures reasonably designed to prevent data breaches and other breaches of applicable privacy laws.

(k)   Labor Matters.  The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser (to the extent any such person devotes substantive attention to matters involving the Company) plans to terminate employment with the Adviser, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(l)   All Necessary Permits, etc. The Adviser possesses such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in an Adviser Material Adverse Effect, and the Adviser is not in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in an Adviser Material Adverse Effect.

3.Purchase, Sale and Delivery of the Securities.

(a)On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters the respective aggregate principal amount of Initial Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective aggregate principal amount of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of 96.875% of such aggregate principal amount (the “Purchase Price”).

(b)In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $4,256,250 aggregate principal amount of Securities at a price equal to the Purchase Price (without giving effect to any accrued interest from the Closing Date to the applicable Option Closing Date). The option granted by this Section 3(b) may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be earlier than three or later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representative, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total aggregate principal amount of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased, which the aggregate principal amount of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total aggregate principal amount of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional Securities.

(c)Payment of the purchase price for, and delivery of any certificates for, the Initial Securities shall be made at the offices of Dechert LLP at 1900 K Street, N.W., Washington, D.C. 20006 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on September 18, 2017 (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of any certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be.

4.Expenses. The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) qualifying the Notes for inclusion in the book-entry settlement system of DTC, (vi) the fees and disbursements of the Trustee, (vii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (viii) the listing of the Securities on NASDAQ; (ix) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); and (x) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings). The Company further agrees to pay: (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including Maryland Counsel (as defined below)) for the Company; and (xii) all other reasonable costs and expenses incurred by the Company or the Adviser incident to the performance by the Company of its obligations hereunder.

5.Agreements of the Company. The Company agrees with the Underwriters that:

(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 497, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)The Company will comply with the requirements of Rule 430A under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 497, in the manner and within the time period required by Rule 497, notify the Representative of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Representative reasonably objects, (ii) use its best efforts to have such amendment declared effective as soon as practicable, and (iii) furnish to the Representative, without charge, such number of copies of such amendment or supplement as the Representative may reasonably request.

(d)The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

(f)The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g)If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Representative in writing when such statement has been so made available.

(i)No offering, pledge, sale, contract to sell, grant of any option for the sale of, or other transfer or disposition of any debt securities of the Company or other securities convertible into or exchangeable or exercisable for debt securities of the Company will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative.

(k)The Company will apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.

(n)The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(o)The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(p)The Company will use reasonable best efforts to effect the listing of the Notes on NASDAQ within 30 days of the Closing Date.

6.Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Adviser contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 430A or 497 under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b)The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Adviser, an opinion and a negative assurance letter, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c)The Representative shall have received from Venable LLP, special Maryland counsel for the Company (“Maryland Counsel”), an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, regarding matters relating to Maryland law, in form and substance reasonably satisfactory to the Representative.

(d)The Representative shall have received from Dechert LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion and a negative assurance letter, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(e)The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, the letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)Each of the Company and the Adviser shall have furnished to the Representative, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the form of Exhibit 6(f).

(h)Each of the Company and the Adviser shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(i)The Company and the Trustee shall have executed and delivered the Base Indenture, the First Supplemental Indenture and the Securities.

(j)The application for listing of the Securities shall have been submitted to NASDAQ.

(k)There shall not have been any decrease in the rating of any debt of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7. Indemnification and Contribution.

(a)The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20(a) of the Exchange Act:

(i)against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) their names and (ii) the fourth, sixth, fourteenth and seventeenth paragraphs of text under the caption “Underwriting.”

(b)Each Underwriter severally agrees to indemnify and hold harmless the Company and the Adviser, each of their respective directors, each of their respective officers who sign the Registration Statement, and each person who controls the Company and the Adviser within the meaning of either Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, to the same extent as the indemnity from the Company and the Adviser to the Underwriters set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Adviser, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)Any contribution by the Company and the Adviser shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330, as amended or updated.

8.Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use reasonable best efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a)if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Termination. This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which the Representative deems to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange or NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any of the Company’s securities by NASDAQ, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

10.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11.Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a)	if to the Underwriters:

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

(410) 665-6197 (fax)

Attention: John Nelson

with an additional copy (which copy shall not constitute notice) to:

Dechert LLP

1900 K Street, N.W.

Washington, D.C. 20006

(202) 261-3333 (fax)

Attention: William J. Tuttle

(b)	if to the Company or the Adviser:

Great Elm Capital Corp.

800 South Street, Suite 230
Waltham, Massachusetts 02453

Attention: Peter A. Reed

with an additional copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square

New York, NY 10022

(917) 777-3406 (fax)
Attention: Michael K. Hoffman

12.Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Adviser and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

15.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN

ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

Exhibit 1.1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser and the Underwriters.

Very truly yours,

Great Elm Capital Corp.

By:	/s/ Peter A. Reed
Name:	Peter A. Reed
Title:	Chief Executive Officer

Great Elm Capital Management, Inc.

By:	/s/ Peter A. Reed
Name:	Peter A. Reed
Title:	Chief Investment Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Janney Montgomery Scott LLC

By:	/s/ John Nelson
Name:	John Nelson
Title:	Director

For itself and as Representative of the Underwriters named in Exhibit A hereto

23698859.6.BUSINESS

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Aggregate Principal Amount of Initial Securities
Janney Montgomery Scott LLC	$10,640,625
Ladenburg Thalmann & Co. Inc..	9,221,875
Oppenheimer & Co. Inc	4,965,625
William Blair & Company, L.L.C.	3,546,875
Total	$28,375,000

23698859.6.BUSINESS

EXHIBIT B

PRICE-RELATED INFORMATION

Aggregate Principal Amount of Initial Securities:$28,375,000

Aggregate Principal Amount of Option Securities: $4,256,250

Public offering price	100.000%
Sales load (underwriting discounts and commissions)	3.125%
Proceeds to the Company, before expenses	96.875%

Pricing Date:	September 13, 2017
Closing Date (T+3):	September 18, 2017
Interest Rate	6.50%
No Call Period	Closing Date through September 18, 2019
Stated Maturity	September 18, 2022

23698859.6.BUSINESS

Exhibit 6(f) – Officers’ Certificates

COMPANY OFFICERS’ CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer of Great Elm Capital Corp., a Maryland corporation (the “Company”), do hereby certify in such capacity and on behalf of the Company, pursuant to Section 6(f) of the Underwriting Agreement dated September 13, 2017 (the “Underwriting Agreement”) among the Company, Great Elm Capital Management, Inc., a Delaware corporation, and Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of up to $32,631,250 aggregate principal amount of the Company’s 6.50% notes due 2022, hereby certify that they are authorized to execute this Officers’ Certificate in the name of and on behalf of the Company. Each of the undersigned also hereby certifies, on behalf of the Company in his respective capacity as Chief Executive Officer or Chief Financial Officer, that:

(i)

the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Underwriting Agreement;

(iii)

no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission; and

(iv)

there has not been, since September 13, 2017 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to September 13, 2017) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

Each of Skadden, Arps, Slate, Meagher & Flom LLP and Dechert LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
	Name:	Peter A. Reed
	Title:	Chief Executive Officer
	Date:	September 18, 2017

By:
	Name:	Michael J. Sell
	Title:	Chief Financial Officer
	Date:	September 18, 2017

23698859.6.BUSINESS

ADVISER OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Chief Investment Officer of Great Elm Capital Management, Inc., a Delaware corporation registered as an investment adviser (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 6(f) of the Underwriting Agreement dated September 13, 2017 (the “Underwriting Agreement”) among the Adviser, Great Elm Capital Corp., a Maryland corporation, and Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of up to $32,631,250 aggregate principal amount of the Company’s 6.50% notes due 2022, that he is authorized to execute this certificate in the name and on behalf of the Adviser. The undersigned also hereby certifies, on behalf of the Adviser in his capacity as Chief Investment Officer of the Adviser, that:

(i)

the representations and warranties of the Adviser in Section 2 of the Underwriting Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof.

Each of Skadden, Arps, Slate, Meagher & Flom LLP and Dechert LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
	Name:	Peter A. Reed
	Title:	Chief Investment Officer
	Date:	September 18, 2017

23698859.6.BUSINESS